EXHIBIT 10.29

THE HEALING COMPANY INC.

OPTION AGREEMENT

THIS OPTION AGREEMENT (this “Agreement”) dated [  ] , 2022, by and between The Healing Company Inc., a Nevada corporation (the “Company”), and [     ] (the “Option Holder”).

RECITAL

Pursuant to an agreement between the Company and the Option Holder, the Company agreed to grant an option to the Option Holder for the purchase of [  ] shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Grant of Option.

Subject to the terms and conditions herein, the Company hereby grants to the Option Holder an option (the “Option”) to purchase [ ] (*) shares of its Common Stock (the “Option Shares”), at an exercise price of $0.001 per share (the “Exercise Price”), as may be adjusted from time to time as provided in this Agreement.

2. Exercise of the Option.

(a) Subject to adjustments as provided in Section 5 herein, the Option shall be exercisable in whole or in part by the Option Holder in accordance with the following vesting schedule: The Option began vesting on [*] (the “Vesting Start Date”) and shall vest [insert terms], so long as the Option Holder remains in Continuous Service. If the Option Holder does not remain in Continuous Service, the Option Holder will have twelve (12) months from the end date of the Continuous Service to exercise the vested options. Notwithstanding the foregoing, if there is a Corporate Transaction (as defined below) while the Option Holder remains in Continuous Service all of the Shares shall automatically vest on an accelerated basis upon consummation of the Corporate Transaction. For purposes of this Agreement, “Continuous Service” means that the Option Holder’s service with the Company or an affiliate of the Company, whether as an employee, director or consultant, is not interrupted or terminated.

(b) The Option shall expire on [*], 20[*], subject to earlier termination as provided herein.

(c) To exercise your Option, you must execute the Stock Option Exercise Agreement (the “Exercise Agreement”), attached as Exhibit A. You must submit this form, together with full payment, to the Company. Your exercise will be effective when it is received by the Company. If someone else wants to exercise your Option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

3. Rights of Holder.

The Option Holder shall not have any rights to dividends or any other rights of a stockholder with respect to any Option Shares until such shares shall have been issued to him (as evidenced by the appropriate entry on the transfer books of the Company) upon purchase of such shares upon exercise of the Option. Furthermore, nothing contained in this Agreement shall confer upon the Option Holder any right to be in the employ of the Company or its subsidiaries beyond what is called for in the Option Holder’s employment agreement, if any.

4. Transfer.

This Option shall not be offered for sale, sold, transferred or assigned without the prior written consent of the Company.

5. Adjustments.

(a) Adjustments by the Company. In the event of a stock dividend, stock split-up, share combination, exchange of shares, recapitalization, merger, consolidation, acquisition or disposition of property or shares, reorganization, liquidation or other similar changes or transactions, by the Company during the term of the Option, the Board of Directors of the Company shall make such equitable adjustments of the number and class of shares then covered by the Option, or of the Exercise Price, or both, whose determination shall be conclusive. To the extent practicable, the Company shall give the Option Holder prior notice of any such event, provided that the failure by the Company to give such notice shall not subject the Company to any liability herein.

(b) Adjustments Due to Merger, Consolidation, Reorganization, Asset Sale, Liquidation, etc.

(i) If the Company shall be the surviving corporation in any reorganization, merger, consolidation, etc. of the Company with one or more other corporations, any then outstanding Option shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such Option would have been entitled immediately following such reorganization, merger, consolidation, etc. with a corresponding proportionate adjustment of the Exercise Price as to which such Option may be exercised so that the aggregate Exercise Price as to which such Option may be exercised shall be the same as the aggregate Exercise Price as to which such Option may be exercised for the shares remaining subject to the Option immediately prior to such reorganization, merger, consolidation, etc.

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(ii) In the event of a merger or consolidation in which the Company is not the surviving corporation, or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company (collectively, a “Corporate Transaction”), the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding Options: (A) provide that such Options shall be assumed, or equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); (B) upon written notice to the Option Holder, provide that all unexercised Options will terminate immediately prior to the consummation of such transaction unless exercised by the Option Holder within a specified period following the date of such notice; or (C) in the event of a Corporate Transaction under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Corporate Transaction (the “Transaction Price”), make or provide for a cash payment to the Option Holder equal to the difference between the Transaction Price times the number of shares of Common Stock subject to such outstanding Options (to the extent then exercisable at prices not in excess of the Transaction Price) and the aggregate Exercise Price of all such outstanding Options in exchange for the termination of such Options.

6. Reservation of Shares.

The Company shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock or such other class of stock then subject to the Option as shall be sufficient to satisfy the requirements of this Agreement.

7. Exercise Procedure.

(a) Procedure. The Option Holder may exercise the Option, at any time or from time to time as provided herein, by delivering to the Company a written notice duly signed by the Option Holder instructing the Company either (i) that it is exercising the Option and paying the Exercise Price and delivering to the Company along with the notice funds equal to the Exercise Price or (ii) that it desires to exercise the Option on a cashless basis and instructing the Company to withhold from the purchased Option Shares issuable upon the exercise of the Option the number of whole shares of Common Stock having a Fair Market Value (defined below), as determined by the Company, that is equal to the Exercise Price;

(b) The notice may be in form of the “Exercise of Option to Purchase Shares” attached hereto. Following receipt by the Company of such notice of exercise or full payment of the Exercise Price, the Company shall issue, as soon as practicable, the purchased Option Shares in certificated or uncertificated form, subject to Section 7(a), in the name as designated by the Option Holder and deliver the same to the Option Holder.

(c) For purposes of this Section 7, “Fair Market Value” means, as of any date, the value of a share of Common Stock or other property as determined by the Company, in its discretion, subject to the following:

 (i) If, on such date, the Common Stock is listed or traded on a national or regional securities exchange or market system, constituting the primary market for the Common Stock, the Fair Market Value of a share of Common Stock shall be the closing sale price of a share of Common Stock (or the mean of the closing bid and asked prices of a share of Common Stock if the Common Stock is so quoted instead) on the determination date (or, if no sales occur on such date, on the last preceding date on which such sales of Common Stock are so reported) as quoted on such exchange and as reported in The Wall Street Journal, pink sheets or such other source as the Company deems reliable.

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(ii) If, on such date, the Common Stock is not listed or traded on a national or regional securities exchange or market system, the Fair Market Value of a share of Common Stock shall be as determined by the Company in its discretion using a reasonable method exercised in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and if it is determined by the Company to be applicable, in any other manner permitted in accordance with Sections 409A or 422(b) of the Internal Revenue Code of 1986, as amended, and any applicable notices, rulings and regulations promulgated thereunder, if applicable.

(d) Compliance. Notwithstanding the foregoing, the Company shall not be required to issue or deliver the stock certificate pursuant to Section 7(a) hereof until it has complied with all requirements of the Securities Act of 1933, as amended (the “Securities Act”),, the Securities Exchange Act of 1934, as amended, any securities exchange or automated quotation system on which the Company’s Common Stock may then be listed, and all applicable state laws in connection with the issuance of the Option Shares or their listing on said securities exchange or system. When the Option Holder exercises any portion of this Option, the Option Holder shall execute and deliver to the Company an investment letter in a form satisfactory to the Company containing such representations as may be requested by the Company in order for it to comply with the applicable requirements of federal and state securities laws. This requirement shall not apply if the Company has registered the issuance of the Option Shares under federal and state securities laws.

(e) Legend. Each certificate for the purchased Option Shares shall bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE REGISTRATION PROVISIONS OF SAID ACT HAVE BEEN COMPLIED WITH OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.”

8. Representations of the Option Holder.

The Option Holder hereby represents and warrants (a) that the Option Holder has been furnished with all information that the Option Holder has requested for the purpose of evaluating the Option and potential exercise of the Option in the Company’s securities, (b) that the Option Holder is acquiring the Option and, upon exercise of the Option, the Common Stock, for his own account and not with a view to or for sale in connection with any distribution in any manner that would violate applicable securities laws, but without prejudice to Option Holder’s rights to dispose of the Option and/or the underlying Common Stock to be purchased by the Option Holder to a transferee or transferees, in accordance with such laws if at some future time the Option Holder deems it advisable to do so, (c) the Option Holder has the financial capability of assuming the economic risk of an investment in the Company, and (d) the Option Holder is an “Accredited Investor” as that term is defined in Section 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended.

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9. Market Stand-Off.

In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, including the Company’s initial public offering, Option Holder shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Option Shares without the prior written consent of the Company or its managing underwriter.  Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by Company or such underwriter.  In no event, however, shall such period exceed one hundred eighty (180) days plus such additional period as may reasonably be requested by Company or such underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports or (ii) analyst recommendations and opinions.  The Market Stand-Off shall in any event terminate two years after the date of Company’s initial public offering.  For consideration received and acknowledged, Option Holder, in its capacity as a securityholder of Company, hereby appoints the Company’s Chief Executive Officer to act as its true and lawful attorney with full power and authority on its behalf to execute and deliver all documents and instruments and take all other actions necessary in connection with the matters covered by this Section and any lock-up agreement required to be executed pursuant to an underwriting agreement in connection with any initial public offering of the Company.  Such appointment shall be for the limited purposes set forth above.

10. Notices.

Each notice relating to this Agreement shall be in writing and delivered in person or by facsimile, e-mail, or certified mail to the address listed under the party’s name on the signature page hereto or to such other address as either party may hereinafter duly give to the other.

11. Binding.

This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their successors, assigns, heirs and administrators.

12. Entire Agreement.

This Agreement constitutes the entire agreement between the parties hereto with respect to the matters herein, and cannot be amended, modified or terminated except by an agreement in writing executed by the parties hereto.

13. Governing Law.

This Agreement shall be construed in accordance with and governed by the laws of the State of Nevada.

14. Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first set forth above.

The Healing Company Inc.

By:
Name: Simon Belsham
Title: Chief Executive Officer and President

Address:	Ten Grand Street, 11th Floor
Brooklyn, NY 11249
Email:	simon@healingcompany.com

Option Holder:

By:
Name:
Title:

Address:

Email:

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Exhibit A

STOCK OPTION EXERCISE AGREEMENT

This Stock Option Exercise Agreement (this “Exercise Agreement”) is made and entered into as of _______________ by and between The Healing Company Inc., a Nevada corporation (the “Company”), and the purchaser named below (the “Purchaser”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Option Agreement as defined below.

Purchaser Name:

Address:

Social Security Number:

1. Option. The Purchaser was granted an option (the “Option”) to purchase shares of Common Stock pursuant to the terms of the Option Agreement between the Company and the Purchaser dated __________ (the “Option Agreement”), as follows:

Grant Date:

Number of Option shares:

Exercise Price per share:

Expiration Date:

2. Exercise of Option. The Purchaser hereby elects to exercise the Option to purchase __________ shares of Common Stock (“Shares”), all of which are vested pursuant to the terms of the Option Agreement. The total Exercise Price for all of the Shares is ________ (total Shares times Exercise Price per Share).

3. Payment of the Exercise Price; Delivery of Required Documents. The Purchaser encloses payment in full of the total Exercise Price for the Shares in the following form(s), as authorized by the Option Agreement (check and complete as appropriate):

____ In cash (by certified or bank check) in the amount of $_____, receipt of which is acknowledged by the Company.

____ By a cashless exercise (Contact Company CFO).

The Purchaser will deliver any other documents that the Company requires.

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4. Investment Representations. This Agreement is made with Purchaser in reliance upon Purchaser’s representation to the Company, which by Purchaser’s acceptance hereof Purchaser confirms, that the Common Stock which Purchaser will receive will be acquired with Purchaser’s own funds for investment for an indefinite period for Purchaser’s own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that Purchaser has no present intention of selling, granting participation in, or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of Purchaser’s property shall at all times be within Purchaser’s control. By executing this Agreement, Purchaser further represents that Purchaser does not have any contract, understanding or agreement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to any of the Common Stock. Purchaser understands that the Common Stock will not be registered or qualified under applicable U.S. federal, state or foreign securities laws on the ground that the sale provided for in this Agreement is exempt from registration or qualification under applicable U.S. federal, state or foreign securities laws and that the Corporation’s reliance on such exemption is predicated on Purchaser’s representations set forth herein. Purchaser agrees that in no event shall Purchaser make a disposition of any of the Common Stock unless and until (i) Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition and (ii) Purchaser shall have furnished the Company with an opinion of counsel satisfactory to the Company to the effect that (A) such disposition will not require registration or qualification of such Common Stock under applicable U.S. federal, state or foreign securities laws or (B) appropriate action necessary for compliance with the U.S. federal, state or foreign securities laws has been taken or (iii) the Company shall have waived, expressly and in writing, its rights under clauses (i) and (ii) of this Section. In connection with the investment representations made herein, Purchaser represents that Purchaser is able to fend for himself or herself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Purchaser’s investment, has the ability to bear the economic risks of Purchaser’s investment and has been furnished with and has had access to such information as would be made available in the form of a registration statement together with such additional information as is necessary to verify the accuracy of the information supplied and to have all questions answered by the Company.

5. Tax Withholding. The Purchaser authorizes payroll withholding and will make arrangements satisfactory to the Company to pay or provide for any applicable federal, state and local withholding obligations of the Company. The Purchaser may satisfy any federal, state or local tax withholding obligation relating to the exercise of the Option by any of the methods set forth in the Option Agreement. The Purchaser understands that ownership of the Shares will not be transferred to the Purchaser until the total Exercise Price and all applicable withholding taxes have been paid.

6. Tax Consequences. The Purchaser understands that there may be adverse federal or state tax consequences as a result of his or her purchase or disposition of the Shares. The Purchaser also acknowledges that he or she has been advised to consult with a tax advisor in connection with the purchase or disposition of the Shares. The Purchaser is not relying on the Company for tax advice.

7. Compliance with Law. The issuance and transfer of the Shares will be subject to, and conditioned upon compliance by the Company and the Purchaser with, all applicable federal, state and local laws and regulations and all applicable requirements of any stock exchange or automated quotation system on which the Shares may be listed or quoted at the time of such issuance or transfer.

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8. Successors and Assigns; Binding Effect. The Company may assign any of its rights under this Exercise Agreement. This Exercise Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. This Exercise Agreement will be binding upon the Purchaser and the Purchaser's heirs, executors, legal representatives, successors and assigns.

9. Governing Law. This Exercise Agreement will be construed and interpreted in accordance with the laws of the State of Nevada without regard to conflict of law principles.

10. Severability. The invalidity or unenforceability of any provision of this Exercise Agreement shall not affect the validity or enforceability of any other provision, and each provision of this Exercise Agreement shall be severable and enforceable to the extent permitted by law.

11. Counterparts. This Exercise Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

12. Notice. Any notice required to be delivered to the Company under this Exercise Agreement shall be in writing and addressed to the Secretary of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Purchaser under this Exercise Agreement shall be in writing and addressed to the Purchaser at the Purchaser's address as set forth above. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

13. Acknowledgement. The Purchaser understands that he or she is purchasing the Shares pursuant to the terms and conditions of the Option Agreement, copies of which the Purchaser has read and understands.

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                IN WITNESS WHEREOF, the parties have executed this Exercise Agreement as of the date first above written.

COMPANY:

THE HEALING COMPANY INC.

By:
Name:
Title:

PURCHASER:

Name:

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